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                                                                 EXHIBIT 10.1


                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "Agreement"), effective as of December 23, 1998 by and among WavePhore, Inc., an Indiana corporation (the "Company"), and Castle Creek Technology Partners LLC (the "Purchaser").

         The Company wishes to sell to Purchaser, and Purchaser wishes to buy, on the terms and subject to the conditions set forth in this Agreement, (i) the number of shares of the Company's common stock ("Common Stock") set forth herein (the "Funded Shares") and (ii) upon the occurrence of the First Closing (as herein defined), a Warrant in the form of Exhibit A hereto (the "First Warrant" and sometimes referred to as a "Warrant" and, when taken together with all of the warrants issued hereunder, the "Warrants") entitling the holder thereof to purchase 250,000 shares (such shares, together with shares issued pursuant to the Second Warrant (as herein defined) (if any), the "Warrant Shares") of Common Stock; and (iii) upon the occurrence of the Second Closing (as herein defined) (if any), a Warrant in the form of Exhibit A hereto (the "Second Warrant" and also sometimes referred to as a "Warrant"). The Funded Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".

         The Company has agreed to effect the registration of the Funded Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement of even date herewith between the Company and the Purchaser (the "Registration Rights Agreement"). The sale of the Funded Shares and the Warrants by the Company to the Purchaser will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

         The Company and the Purchasers hereby agree as follows:

1.       PURCHASE AND SALE OF SHARES AND WARRANTS.

         1.1 Agreement to Purchase and Sell. Upon the terms and subject to the satisfaction of the conditions set forth herein, the issuance, sale and purchase of the Funded Shares and Warrants shall be consummated in two (2) separate closings. The first closing is hereinafter referred to as the "First Closing" and the second closing is hereinafter referred to as the "Second Closing" (the First Closing and Second Closing are sometimes referred to herein as a "Closing").

                  (a) On the date of the First Closing, subject to the satisfaction of the conditions set forth in Article 6 hereof, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, (i) 879,116 Funded Shares and (ii) the First Warrant. The aggregate purchase price for the Securities purchased at the First Closing shall be $7,500,000 (such aggregate consideration being equal to 105% of the closing price of the Company's Common Stock one day prior to the date of this Agreement, multiplied by the number of Funded Shares to be purchased at the First Closing). The "Issue Date" (as defined in the Warrant) for the First Warrant shall be December 24, 1998. The "Exercise Price" (as defined in


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the Warrant) for the First Warrant shall be equal to $10.66 per share (such price being equal to 131.25% of the closing price of the Company's common stock one day prior to the date of this Agreement).

                  (b) The Company may elect to consummate the Second Closing by (and only by) delivering a notice satisfying the conditions of this Section (the "Second Closing Notice") to Purchaser at least one (1) business day prior to the date that the Company desires to consummate the Second Closing. In the Second Closing Notice, the Company shall represent to Purchaser that (i) the Company elects to consummate the transactions contemplated hereby as the Second Closing; and (ii) the conditions set forth in Section 6.3 hereof have been satisfied with respect to the Second Closing.

                  (c) On the date of the Second Closing (if any), subject to the satisfaction of the conditions set forth in Article 6 hereof, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company (i) a number of Funded Shares of Common Stock equal to (x) $7,500,000 divided by (y) 105% of the Closing Sale Price (as herein defined) for the Common Stock one day prior to the Second Closing Notice (if any), and (ii) the Second Warrant. The aggregate purchase price for the Securities purchased at the Second Closing (if any) shall be $7,500,000. The "Issue Date" for the Second Warrant shall be the date on which the Second Closing Notice (as herein defined) is delivered to Purchaser. The "Exercise Price" for the Second Warrant shall be equal to 131.25% of the Closing Sale Price of the Common Stock on the Trading Day (as herein defined) occurring immediately prior to the date on which the Second Closing Notice is delivered pursuant to Section 1.1(a) hereof. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or market on which the Common Stock is then traded. "Closing Sale Price" means, with respect to a security, the closing sale price per share of such security on the Nasdaq National Market or on the principal securities exchange or market on which such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting closing sale prices of such security, a comparable reporting service of national reputation selected by the Company and reasonably acceptable to Purchaser (collectively, "Bloomberg") or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market or the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the sale prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by Purchaser (which may be Purchaser or an affiliate thereof) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

         1.2 Form of Payment. At each Closing, Purchaser shall pay the aggregate purchase price for the Funded Shares and Warrant being purchased by Purchaser by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly
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executed stock certificates for the same, and the Company shall deliver certificates for such Funded Shares and the Warrant being purchased against delivery of such aggregate purchase price.

         1.3 Closing Dates. Subject to the satisfaction of the conditions set forth in Article 6 hereof, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement shall be (i) for the First Closing, on December 24, 1998, and (ii) for the Second Closing, on the day one (1) business day following receipt by Purchaser of the Second Closing Notice from the Company. Each Closing shall occur at 12:00 p.m., at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, Illinois 60606.

         1.4 Certain Definitions. When used herein, (A) "business day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business, (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party and (C) "control" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

         1.5 Limitations on Issuance.

                  1.5.1 9.9% Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not sell, and Purchaser shall not purchase, any Funded Shares at the Second Closing (or thereafter pursuant to Section 1.5.3 hereof) to the extent (but only to the extent) that, as a result of such issuance and purchase, Purchaser would beneficially own in excess of 9.9% of the shares of Common Stock then outstanding (including beneficial ownership of the shares of Common Stock which are beneficially owned on the date of the First Closing and the 879,116 shares to be purchased at the First Closing, but disregarding beneficial ownership of any other shares of Common Stock by Purchaser which are beneficially owned other than by virtue of (i) the purchase of Funded Shares or (ii) the ownership of other shares at the First Closing). If as a result of this limitation, the Company does not issue and the Purchaser does not purchase all of the Funded Shares at Closing, the Warrant to purchase shares of Common Stock to be issued at the Second Closing shall be reduced to an amount equal to (x) the number of Funded Shares actually issued and purchased within this limitation divided by (y) the number of Funded Shares which would have been issued but for this 9.9% limitation times (z) the original number of Warrant Shares issuable upon exercise of the Warrant.

                  1.5.2 NASD Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not sell to Purchaser, and Purchaser shall not purchase, at the Second Closing (or thereafter pursuant to Section 1.5.3 hereof) any Securities in violation of the amount limitations of NASD Rule 4460, unless the shareholders of the Company shall have previously authorized such issuance or the issuance shall satisfy the price limitations of such Rule 4460. For the purposes of this Section 1.5.2, the total number of shares of Common Stock shall be determined by adding the number of shares of Common Stock issued to the number of Warrant Shares issuable upon exercise by the Purchaser of the Warrants. If this limitation results in the
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Company issuing less than all of the Securities issuable pursuant to the Second
Closing, the Company shall reduce the number of Funded Shares and the number of shares of Common Stock for which the Warrant is exerciseable proportionately.

                  1.5.3 Subsequent Issuance. If any Securities are not issued pursuant to the Second Closing as a result of the limitations of this Section 1.5, during the sixty (60) days immediately following the Second Closing, the Company may elect to issue by written notice from time to time to Purchaser and, upon such issuance, Purchaser shall purchase such Securities as may from time to time be allowable under such limitations, but such issuance and purchase must exceed an aggregate value of five hundred thousand dollars ($500,000), except that if the aggregate value of all remaining Securities is less than $500,000, the issuance and purchase must be of all such remaining Securities. Such issuance and purchase shall be consistent with all provisions of this Agreement and all conditions hereto must be met by the applicable party at the time of each such subsequent issuance. If Securities contemplated by this Agreement (other than shares underlying the Warrants) remain unissued and unpurchased on the ninetieth (90th) day after the Second Closing, the Company may remove such unissued Securities from the Second Registration Statement (as defined in the Registration Rights Agreement).

         For the purposes of this Section 1.5, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be made in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder.

2.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement, as of the signing of this Agreement by the parties and as of the Closing Date:

         2.1 Authorization; Enforceability. Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Funded Shares and the Warrants and to execute and deliver this Agreement. This Agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         2.2 Accredited Investor; Investment Intent. Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Funded Shares and the Warrants solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, Purchaser does not agree
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to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

         2.3 Information. Purchaser has reviewed the Disclosure Documents (as defined below), including the risk factors disclosed therein, and understands that an investment in the Funded Shares, the Warrants and the Warrant Shares involves a high degree of risk. The Company has granted to Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Funded Shares and the Warrants hereunder. Neither such information nor any other investigation conducted by Purchaser or any of its representatives shall modify, amend or otherwise affect Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

         2.4 Limitations on Disposition. Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. Purchaser agrees not to sell, transfer or otherwise dispose of the Securities unless and until:

                  (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) Purchaser shall have notified the Company in advance of the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel (the cost of which shall be borne by Purchaser), reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. It is agreed that no advance notice and no opinion of counsel will be required for the transfer of the Securities to an affiliate of Purchaser or with respect to a sale thereof made pursuant to Rule 144 under the Securities Act ("Rule 144").

         2.5 Legend. Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend (the "Legend") in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer, sale or disposition. Such securities are issued subject to the provisions of (i) the Articles of Incorporation of WavePhore, Inc. (the "Company"), as amended, (ii) a Securities Purchase Agreement, dated December 23, 1998, by and between the Company and the purchaser named therein, and (iii) a Registration Rights Agreement, effective December 23, 1998, by and between the Company and such purchasers."

         Notwithstanding the foregoing, it is agreed that, as long as the resale of the Funded Shares or the Warrant Shares, as the case may be, is registered pursuant to an effective registration statement or such shares are eligible for resale under Rule 144(k), (A) the Warrant Shares shall be issued upon an exercise of the Warrant pursuant to the terms thereof and (B) the Funded Shares shall be issued in accordance with the terms of this Agreement, in each such case without any legend or other restrictive language. The legend set forth above shall be removed and the Company shall issue a new certificate without such legend to the holder of any Security upon which it is stamped if (i) the sale of such Security is registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the cost of which shall be borne by such holder) to the effect that such Security can be sold publicly without registration under the Securities Act, (iii) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 without any restriction as to the number of shares of or represented by such Security that can then be immediately resold or (iv) such Security has been sold pursuant to Rule 144. In addition, and without limiting the foregoing, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system or other electronic delivery system selected by Holder upon reasonable notice.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to Purchaser and agrees with Purchaser that, as of the date of this Agreement, as of the date of the signing of this Agreement and as of the date of the First Closing and as of the date of the Second Closing (if any):

         3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

         3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the Registration
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Rights Agreement, (iii) the Warrants and (iv) all other agreements, documents, certificates or other instruments delivered by the Company at the Closings (the instruments described in (i), (ii), (iii) and (iv) being collectively referred to herein as the "Transaction Documents"), to issue and sell the Funded Shares and the Warrants to such Purchaser in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents have been taken, and no further consent or authorization of the Company, its Board of Directors, its shareholders, any governmental agency or organization, or any other person or entity is required (other than any consent of such shareholders that may be required pursuant to Rule 4460 promulgated by the National Association of Securities Dealers, Inc. (the "NASD") and, with respect to the Registration Rights Agreement, applicable securities authorities).

         3.3 Enforcement. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         3.4 Disclosure Documents; Material Agreements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (ii) a Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, (iii) all Current Reports on Form 8-K required to be filed with the Commission since December 31, 1997 and (iv) the Company's definitive Proxy Statement for its 1998 Annual Meeting of Shareholders (all such documents filed after December 31, 1997 are referred to collectively herein as the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the First Closing and will not be aware of any event occurring prior to the Second Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K immediately after the applicable Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as described on Schedule 3.4 hereto, all material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required; neither the Company nor any of its subsidiaries is in breach of any agreement where such breach is reasonably likely to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Any information provided to Purchaser pursuant to Section 2.3 does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

         3.5 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Funded Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon exercise of the Warrants in full is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the applicable Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries; except, as to the Second Closing, equity securities permitted pursuant to Section 4.14 and securities issued in connection with the grant and/or exercise of options by employees, consultants or directors in the ordinary course of business since the date of the First Closing.

         3.6      Valid Issuance

                  3.6.1 The Funded Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company and (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

                  3.6.2 The Warrant Shares are duly authorized and reserved for issuance and, upon exercise of each Warrant in accordance with the terms thereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

         3.7 No Conflict with Other Instruments. Neither the Company nor any of its subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The (i) execution, delivery and performance of this Agreement, the Warrants and the other Transaction Documents, and (ii) consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or, except as disclosed in
Schedule 3.7 hereto, the triggering of any anti-dilution rights on the part of holders of the Company's securities.

         3.8      Financial Condition; Taxes; Litigation.

                  3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, as of the date hereof and as of the applicable Closing there has been no, or will not be any, as the case may be, material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

                  3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes or which could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

                  3.8.3 Except as set forth in Schedule 3.8.3, each of the Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental entity which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

                  3.8.4 Except as set forth in Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale by the Purchaser shares on a registration statement on Form S-3 under the Securities Act.

         3.10 Acknowledgment of Dilution. The Company acknowledges that the issuance of (i) the Funded Shares in accordance with the terms of this Agreement and (ii) the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation (x) to issue Funded Shares at the applicable Closing and (y) to issue Warrant Shares upon exercise of the Warrant is unconditional and absolute regardless of the effect of any such dilution.

         3.11 Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any such rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

         3.12 Registration Rights; Rights of Participation. Except as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document which has not been waived.

         3.13 Trading on Nasdaq. The Common Stock is authorized for quotation on the Nasdaq

National Market, and trading in the Common Stock on Nasdaq has not been suspended. The Company is not in violation of any designation criteria of the Nasdaq National Market and does not reasonably anticipate that the Common Stock will lose its designation as a National Market Security.

         3.14 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Funded Shares or the Warrants or (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Funded Shares or the Warrants under the Securities Act.

         3.15 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

         3.16 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         3.17 Other Issuances of Securities. The Company has not issued (and will not issue) any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be subject to NASD Rule 4460 (or any successor rule) and which would be integrated with the sale of the Funded Shares to Purchaser for purposes of determining whether shareholder approval is required under such Rule.

         3.18 Environmental Matters. Except as set forth in the Disclosure Documents or on Schedule 3.18 hereof or as would not have a Material Adverse
Effect:

                  3.18.1 During the period that the Company or any of its subsidiaries has leased or owned its properties or owned or operated any facilities, there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities in violation of applicable law. The Company has no knowledge of any material disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company or any such subsidiary having taken possession of any of such properties or facilities in violation of applicable law. For purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance," or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

                  3.18.2 The Company or any of its subsidiaries has not received any notice of, nor, to the Company's knowledge, are any of the Company's or any such subsidiary's properties or facilities in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such ground water condition. During the time that the Company or any of its subsidiaries has owned or leased its properties and facilities, neither the Company or any such subsidiaries nor, to the Company's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials in violation of applicable law.

                  3.18.3 During the time that the Company or any of its subsidiaries has owned or leased its properties and facilities, there has been no litigation brought or, to the Company's knowledge, threatened against the Company or any such subsidiary, or any settlement reached by the Company or any such subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities, in violation of applicable law.

                  3.18.4 During the period that the Company or any of its subsidiaries has owned or leased its properties and facilities, no Hazardous Materials have been transported from such properties or facilities to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

         3.19 Title. Except as set forth in Schedule 3.19, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and currently proposed to be made of such property and buildings by the Company and its subsidiaries.

         3.20 Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         3.21 No Material Non-Public Information. Except for the Company's fourth quarter and year-end financial results, to the Company's knowledge, no material fact (within the meaning of the federal securities laws of the United States) exists with respect to the Company or any of its subsidiaries which has not been disclosed publicly or to Purchaser. The Company warrants and represents that to its knowledge there is no undisclosed material fact that is materially adverse to the Company.

         3.22 Eligibility for Form S-3. The Company is currently eligible to register the resale of the the Funded Shares and the Warrant Shares for the account of Purchaser on a registration statement on Form S-3 under the Securities Act.

         3.23 Regulatory Restrictions. To the Company's knowledge, there are no applicable statutes, regulations or other laws regulating the businesses engaged in by the Company (such as regulations of the Federal Communications Commission) which would restrict the ownership by any person, including the Purchaser, of the Common Stock.

4.       COVENANTS OF THE COMPANY.

         4.1 Corporate Existence. The Company shall, so long as Purchaser or any affiliate of Purchaser beneficially owns any Securities (but in no event longer than five (5) years from the First Closing Date), maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes or as to which the failure to pay could not reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company.

         4.2 Provision of Information. The Company shall provide Purchaser with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to shareholders, in each such case promptly after the filing thereof with the Commission, until the exercise of all of the Warrants held by such Purchaser.

         4.3 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the applicable Closing, take such action as is necessary to qualify the Funded Shares and the Warrants sold at such Closing for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to Purchaser at or prior to such Closing.

         4.4 Reporting Status. As long as Purchaser or any affiliate of Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (other than a termination resulting from the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation of a transaction or series of transactions, in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior shareholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity). The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, as soon as possible, and in any event on or before the tenth (10th) day following the First Closing Date, in each case in the form required by the Exchange Act.

         4.5 [intentionally omitted]

         4.6 Reservation of Common Stock. The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants in full (the "Reserved Amount"). The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the Purchaser.

         4.7 Use of Proceeds. The Company shall use the proceeds from the sale of the Funded Shares and the Warrants for working capital and general corporate purposes.

         4.8 Quotation on Nasdaq. The Company shall (i) promptly following the applicable Closing, secure the designation and quotation of the Funded Shares and the Warrant Shares on the Nasdaq National Market and (ii) use its best efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq National Market or the New York Stock Exchange or other national securities exchange.

         4.9 Use of Purchaser Name. The Company shall not use, directly or indirectly, Purchaser's name in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of Purchaser (which consent shall not be unreasonably withheld) for the specific use contemplated or as otherwise required by applicable law or regulation.

         4.10 [intentionally omitted]

         4.11 Company's Instructions to Transfer Agent. On or prior to each Closing, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "Transfer Agent") (i) to issue certificates representing Warrant Shares upon exercise of the Warrant in accordance with the its terms upon receipt of a valid Exercise Notice (as defined in the Warrant) from Purchaser, in the amount specified in such Exercise Notice in the name of Purchaser or its nominee and (ii) to deliver such certificates to Purchaser no later than the close of business on the later to occur of (A) the third (3rd) business day following the related Exercise Date (as defined in the Warrant),
(B) the first business day following delivery of the original certificates, duly endorsed, representing the Warrant being exercised if such delivery is effected at or prior to 2:00 p.m., Arizona time, and (C) the second business day following delivery of such original Warrant certificates if such delivery is effected after 2:00 p.m., Arizona time. As long as purchases and sales of shares of Common Stock are eligible for settlement at the Depository Trust Company ("DTC"), the Company shall instruct the transfer agent that, in lieu of delivering physical certificates to Purchaser upon exercise of the Warrant, the transfer agent may effect delivery of Warrant Shares by crediting the account of Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict Purchaser's right to exercise the Warrant or to receive Warrant Shares in accordance with the terms of the Warrant. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and agrees to be bound by the terms hereof.

         4.12 [intentionally omitted]

         4.13 [intentionally omitted]

         4.14 Capital Raising Limitations. The Company will not, during the period beginning on the date of the First Closing and ending on the date six (6) months after the later of (i) the effective date of the First Registration Statement (as defined in the Registration Rights Agreement) and (ii) the effective date of the Second Registration Statement, issue any (a) security which is convertible into, or exercisable or exchangeable for, a variable number of shares of Common Stock which is based on the market price of the Common Stock or (b) Common Stock (or any security convertible into, or exercisable or exchangeable for, Common Stock) at an effective price per share of Common Stock (after giving effect to the purchase price paid for the security and, if applicable, the additional purchase price to be paid upon the exercise, conversion or exchange of such security) which is less than ninety percent (90%) of the closing price of the Common Stock on the Trading Day immediately preceding the issuance of such Common Stock (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). The Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration in a merger, consolidation, acquisition or sale of assets (in each case, the primary purpose of which is not to raise equity capital) or pursuant to a strategic partnership or joint venture which is formed for a bona fide commercial purpose, or as consideration for the acquisition of a business, product or license by the Company or in connection with the exercise of options by employees, directors or consultants. The Capital Raising Limitations also shall not apply to (i) the issuance of Common Stock in a transaction referred to in clause (b) above pursuant to a public offering (other than an offering conducted pursuant to Rule 415 under the Securities Act), (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, or (iii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants. Notwithstanding the foregoing, the Company may issue a security described in clause (a) of this Section 4.14 only if it has satisfied the following requirements:

         (I) The Company shall have delivered notice to Purchaser (the "Transfer Notice") which notice shall include (a) the terms and number of units of the security and the consideration per unit which the Company desires to receive for the securities (which, in the case where the Company shall have received an offer to purchase such securities from a person other than Purchaser (a "Third Party Offer"), shall be the consideration set forth in such offer) and (b) all of the material terms and conditions, including the terms and conditions of payment, upon which the Company proposes to transfer said securities (which, in the case of a Third Party Offer, shall be the terms and conditions set forth in the Third Party Offer).

         (II) Upon the delivery of the Transfer Notice, the Purchaser shall have an option to purchase any or all of the securities described therein. Such option shall be exercisable by Purchaser by service of written notice upon the Company within ten (10) days of receipt of the Transfer Notice.

         (III) If the options created in clause (II) hereof are not exercised by Purchaser within ten (10) days of service of the Transfer Notice, or if such options are exercised only in part, then, within a period of sixty (60) days beginning on the day following the date of expiration of the option period, the Company may issue some or all of the securities sought to be issued as to which such options were not exercised, at a price which is not less than ninety-five percent (95%) of the price specified in the Transfer Notice and on terms and conditions not less favorable to the Company than those specified in the Transfer Notice.

5.       [INTENTIONALLY OMITTED]

6.       CONDITIONS TO CLOSING.

         6.1 Conditions to Purchaser's Obligations at Both Closings. Purchaser's obligations at each Closing, including without limitation its obligation to purchase the Funded Shares and the applicable Warrant, are conditioned upon the fulfillment of each of the following events:

                  6.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the applicable Closing Date as if made on such date;

                  6.1.2 the Company shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the applicable Closing;

                  6.1.3    [intentionally omitted]

                  6.1.4 the Company shall have delivered to Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 6.1.1 and 6.1.2 above have been fulfilled as of the applicable Closing;

                  6.1.5   [intentionally omitted]

                  6.1.6   [intentionally omitted]

                  6.1.7 the Company shall have delivered to Purchaser an opinion of counsel for the Company, dated as of the applicable Closing Date, in form and substance reasonably acceptable to the parties;

                  6.1.8 the Company shall have executed and delivered the Registration Rights Agreement;

                  6.1.9 the Common Stock shall be designated for quotation and actively traded on the Nasdaq National Market;

                  6.1.10 as of the applicable Closing, there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

                  6.1.11 the Company shall have authorized and reserved for issuance the aggregate number of shares of Common Stock issuable upon exercise of the Warrants in full;

                  6.1.12 in the case of the Second Closing (if any), the First Closing shall have been consummated; and

                  6.1.13 no additional consents, authorizations or approvals are necessary for the execution or delivery by the Company of any of the Transaction Documents or for the performance by the Company of any of its obligations under the Transaction Documents.

         6.2 Conditions to Company's Obligations at Closing. The Company's obligations at each Closing are conditioned upon the fulfillment of each of the following events:

                  6.2.1 the representations and warranties of Purchaser shall be true and correct in all material respects as of the applicable Closing Date as if made on such date; and

                  6.2.2 Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Purchaser on or before the applicable Closing.

         6.3 Conditions to the Purchaser's Obligations at Second Closing. Purchaser's obligations at the Second Closing, including without limitation its obligation to purchase the Funded Shares and the Second Warrant, are conditioned upon the fulfillment of the following events:

                  6.3.1 the Closing Sale Price for the Common Stock on the date on which the Second Closing Notice is delivered pursuant to Section 1.1(a) hereof is greater than the Closing Sale Price for the Common Stock on the immediately preceding Trading Day;

                  6.3.2 the Company and the Purchaser have executed this Agreement, the Registration Rights Agreement and the Warrant;

                  6.3.3 (a) the registration statement contemplated by Section 2(a) of the Registration Rights Agreement (the "First Registration Statement") is and continues to be effective, or (b) the Closing Sale Price for the Common Stock on the date on which the Second Closing Notice is delivered pursuant to
Section 1.1(a) hereof is $12.00 or greater;

                  6.3.4 subject to Section 1.5, the date of the Second Closing is no later than March 31, 1999; and

                  6.3.5 all of the conditions described in Section 6.1 hereof are met with respect to the Second Closing;

7.       INDEMNIFICATION.

         The Company agrees to indemnify and hold harmless Purchaser and its officers, directors, employees and agents, and each person who controls Purchaser within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Party") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by the Company of any of its representations, warranties or covenants made herein.

         Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and its officers, directors, employees and agents, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Party") (a Purchaser Indemnified Party and a Company Indemnified Party are each hereinafter referred to as an "Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the fees and disbursements of counsel) as incurred, joint or several, to which it, they or any of them, may become subject and not otherwise reimbursed, arising out of or in connection with the breach by Purchaser of any of its representations, warranties or covenants made herein.

         Promptly after receipt by an Indemnified Party of notice of the commencement of any action by a third party pursuant to which indemnification may be sought hereunder, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party"), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnifying Party, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest under applicable standards of professional conduct between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action will not relieve the Indemnifying Party of any of its obligations hereunder with respect to such action except to the extent such failure is prejudicial to the Indemnifying Party's ability to defend any such action.

         No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of pending or threatened action in respect of which an Indemnified Party is or is likely to be named as a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action. An Indemnifying Party will not be liable for any settlement of any action or claim effected without its written consent.

         Nothing contained herein shall be deemed to entitle any party to punitive damages.

8.       MISCELLANEOUS.

         8.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the First Closing and the Second Closing (if any) notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

         8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights hereunder, in connection with any private sale or transfer of the Warrant in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

         8.3 [intentionally omitted]

         8.4 No Reliance; Representations by Purchaser. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party. Purchaser acknowledges that it can bear the economic risk of the purchase of the Funded Shares and related Warrant, including the total loss of Purchaser's investment.

         8.5 Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

         8.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         8.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.9 Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

         If to the Company:

         WavePhore, Inc.
         3311 N. 44th Street
         Phoenix, Arizona 85018
         Attn: David E. Deeds (with a copy to the General Counsel)
         Fax:  602-952-5517

         If to Purchaser:

         Castle Creek Technology Partners LLC
         c/o Castle Creek Partners LLC
         333 W. Wacker Drive, Suite 1410
         Chicago, Illinois 60606
         Fax: 312-435-2636

         8.10 Expenses. Except as otherwise specified herein, the Company and Purchaser shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement; provided that the Company shall reimburse Purchaser for its reasonable out-of-pocket expenses, including legal expenses, not to exceed ten thousand dollars ($10,000), in the aggregate, at each Closing.

         8.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the initial Purchaser (if it then beneficially owns Securities) and Purchasers holding at least two-thirds in interest of the Securities which were acquired in a private transaction

(including the Purchaser if it still owns Securities), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that, by its terms, it applies to less than all of the Purchasers.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

WAVEPHORE, INC.

         /s/ Kenneth D. Swenson
By:      __________________________
         Name: Kenneth D. Swenson
         Title: Executive Vice President and CFO


CASTLE CREEK TECHNOLOGY PARTNERS LLC


By:      CASTLE CREEK PARTNERS LLC
Its:     Managing Member

         /s/ Fred Goldman
By:      __________________________
         Name: Fred Goldman
         Title: Authorized Individual